Exhibit 99.3

SARBANES-OXLEY ACT SECTION 906 CERTIFICATIONS

     In connection with this quarterly report on Form 10-Q of MeriStar Hospitality Corporation (the “Issuer”) for the three months ended March 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Donald D. Olinger, Chief Financial Officer of the Issuer, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m or 78o(d)); and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date:  May 15, 2003

/s/ Donald D. Olinger

Donald D. Olinger Executive Vice President and Chief Financial Officer MeriStar Hospitality Corporation

     A signed original of this written statement required by Section 906 has been provided to MeriStar Hospitality Corporation and will be retained by MeriStar Hospitality Corporation and furnished to the Securities and Exchange Commission or its staff upon request.